CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



     We consent to the incorporation by reference in the Registration Statement (No. 333-97399) on Form S-8 of BUCS Financial Corp of our report dated February 8, 2005, relating to the consolidated statements of financial condition of BUCS Financial Corp as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended, which report appears in the December 31, 2004 annual report on Form 10-KSB of BUC Financial Corp.


                                        /s/ Stegman & Company



Baltimore, Maryland
March 31, 2005